                                                                    EXHIBIT 12.1

                        NEWCOR, INC. AND SUBSIDIARIES
              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                        (Dollar Amounts in Thousands)




                                                 Fiscal Year Ended October 31,                    Three Months Ended January 31,
                            --------------------------------------------------------------------  ------------------------------
                                                                                       Pro Forma                       Pro Forma
Income (loss):               1993        1994          1995          1996        1997    1997       1997      1998        1998
  Income (loss) before
   income taxes             $ 146     $ (1,587)     $  3,621      $  5,172    $  6,009  $  7,284  $  564   $ (1,614)   $ (1,536)
  Fixed charges               692        1,228         1,621         2,073       2,513    14,841     506        989       3,729
                            -----     --------      --------      --------    --------  --------  ------   --------    --------
  Income (loss) before
   fixed charges            $ 838     $   (359)     $  5,242      $  7,245    $  8,522  $ 22,125  $1,070   $   (625)   $  2,193
                            =====     ========      ========      ========    ========  ========  ======   ========    ========

Fixed Charges:
  Interest                  $ 575     $  1,111      $  1,504      $  1,787    $  2,070  $ 13,877  $  432   $    825    $  3,451
  Portion of rental
   expense                    117          117           117           286         443       964      74        164         278
                            -----     --------      --------      --------    --------  --------  ------   --------    --------
  Fixed charges             $ 692     $  1,228      $  1,621      $  2,073    $  2,513  $ 14,841  $  506   $    989    $  3,729
                            =====     ========      ========      ========    ========  ========  ======   ========    ========
Ratios of earnings to
  fixed charges               1.2           --(1)        3.2           3.5         3.4       1.5     2.1         --(2)       --(3)


(1) The Company's earnings were insufficient to cover fixed charges by $1.6 million for the fiscal year ended October 31, 1994.

(2) The Company's earnings were insufficient to cover fixed charges by $1.6 million for the three months ended January 31, 1998.

(3) On a pro forma basis, earnings were insufficient to cover fixed charges by $1.5 million for the three months ended January 31, 1998.